Pacific Life & Annuity Company
P.O. Box 2829, Omaha, NE 68103-2829
or 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907
Registered Representatives, call (800) 748-6907 for assistance	Pacific Journey Select Individual Deferred Variable Annuity Application NEW YORK
1. FOUR YEAR WITHDRAWAL CHARGE OPTION Election of this option is only available at contract issue and is not revocable. If elected, subsequent premium payments will be limited to the first contract year only and the mortality and expense risk charge will be higher in the first four contract years.

☐ Yes	Use this section to elect the four year withdrawal charge option.
2. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ______ ______	Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types.
Information put here will be used for contract and registered representative appointment purposes.
ADDITIONAL ANNUITANT Not applicable for qualified contracts or contracts with non-natural owners. Check One: ☐ Joint ☐ Contingent

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP

3. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN
Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER Not applicable for qualified contracts.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP

4. DEATH BENEFIT COVERAGE
☐ Stepped-Up Death Benefit Owner(s) and Annuitant(s) must not be over age 75 at issue.
If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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5. ELECTRONIC INFORMATION CONSENT
By providing the e-mail address below, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, reports, statements, immediate confirmations, privacy notice and other notices, and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements if required by state or federal law. Not all contract documentation and notifications may be currently available in electronic format. I consent to receive in electronic format any documents added in the future. For jointly owned contracts, both owners are consenting to receive information electronically.
I confirm that I have ready access to a computer with Internet access, an active email account to receive this information electronically, and ability to read and retain it. I understand that:
•	There is no charge for electronic delivery, although my Internet provider may charge for Internet access.

•	I must provide a current e-mail address and notify Pacific Life & Annuity Company promptly when my e-mail address changes.

•	I must update any e-mail filters that may prevent me from receiving e-mail notifications from Pacific Life & Annuity Company.

•	I may request a paper copy of the information at any time for no charge, even though I consented to electronic delivery, or if I decide to revoke my consent.

•	For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

•	Electronic delivery will be cancelled if e-mails are returned undeliverable.

•	This election will be effective for all contracts I currently own or acquire in the future.

•	This consent will remain in effect until I revoke it.
Pacific Life & Annuity Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address.

E-Mail address:

6. HOUSEHOLDING By signing this application I consent to Pacific Life & Annuity Company mailing one copy of contract owner documents to multiple contract owners who share the same household address. Such documents will include announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail I receive. If I do not wish to participate in this service and prefer to receive my own contract owner documents, I have checked the box below.
  ☐ I elect NOT to participate in householding.
7. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including IRAs) or other non-natural owners, the beneficiary will be the owner listed on the application and information provided below will not be valid. Use Section 16, Special Requests, to provide additional beneficiary information.

Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %
Name (First, Middle, Last)	Birth Date (mo/day/yr)	☐ Primary ☐ Contingent	Relationship	SSN/TIN	Percentage %

8. CONTRACT TYPE Select ONE.

☐ Non-Qualified[1,2] ☐ IRA[3]	☐ SIMPLE IRA[4] ☐ SEP-IRA	☐ Roth IRA ☐ TSA/403(b)[5]	☐ 401(a)[6] ☐ 401(k)[6]	☐ Individual(k)[7] ☐ Keogh/HR-10[6]

1 For trust-owned contracts, complete Trustee Certification and Disclosure.     2 For non-qualified contracts, if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement.     3 For individual-owned or trust-owned Inherited IRA contracts, complete appropriate Inherited IRA Certification.     4 Complete SIMPLE IRA Employer Information.     5 Complete TSA Certification.     6 Complete Qualified Plan Disclosure.
7 Complete Individual(k) Qualified Plan Disclosure.

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9. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life & Annuity Company.
9A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange(s)/estimated transfer	$

☐ Amount enclosed	$

9B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

Transfer	$

Rollover	$

Contribution	$ for tax year

10. REPLACEMENT
10A. EXISTING INSURANCE

☐ Yes ☐ No	Do you have any existing life insurance or annuity contracts with this or any other company? (Default is “Yes” if neither box is checked.)
10B. REPLACEMENT

☐ Yes ☐ No
Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms

Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
Insurance Company Name	Policy or Contract Number	Policy or Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

11. OPTIONAL RIDERS Subject to state availability. To qualify for CoreIncome Advantage, CoreIncome Advantage5, CoreProtect Advantage, Income Access, GPA3, or GIA Plus rider benefits, the entire contract value must stay invested in allowable allocation options Pacific Life & Annuity Company makes available for the riders. Guaranteed Minimum Withdrawal Benefit Riders are irrevocable after election. There are investment and transfer restrictions associated with these riders. Note: Optional Guaranteed Minimum Withdrawal Benefit Riders are not available with Inherited IRA and Inherited TSA business.
11A. Guaranteed Minimum Withdrawal Benefit You may select only ONE.
☐	CoreIncome Advantage Annuitant(s) must not be over age 85 at issue.

☐	CoreIncome Advantage5 Annuitant(s) must not be over age 85 at issue.

☐	CoreProtect Advantage Annuitant(s) must be no younger than age 55 and no older than age 85 at issue.

☐	Income Access Annuitant(s) must not be over age 85 at issue.
11B.	☐	GPA3 Annuitant(s) must not be over age 80 at issue, which must be at least 10 years prior to the annuity date.

11C.	☐	GIA Plus Annuitant(s) must not be over age 80 at issue.
If the contract to be issued is a qualified contract (IRA, Roth IRA, SIMPLE IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA3 or GIA Plus rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA3 or GIA Plus rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for your circumstances. You should consult your tax adviser prior to adding any optional rider to your contract.
If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.
12. ANNUITY DATE (Annuity Start Date) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

Annuity Date (mo/day/yr)

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13. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only. Additional investments will be allocated based on the options below and where applicable, if a selection was made in section 14, unless alternate instructions are on file or provided with the investment. IMPORTANT: To be eligible for an optional rider in Section 11, you must select ONE of the following options:
I.
Portfolio Optimization: Select one model. 100% of your investment will be allocated to the model selected. Note: Model E is not an available allocation option for use with Optional Riders in Section 11.

II.	Asset Allocation Strategies: Indicate the percentage of your investment for each Asset Allocation Strategy. Allocations may be among these strategies and must total 100%.

III.
Custom Models: For Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D.

If you want to select individual investments and are not choosing an optional rider in Section 11, you may indicate any combination of investments in Option III. Allocations must total 100%.

Models	OPTION I: PORTFOLIO OPTIMIZATION
Select one: ☐ Model A ☐ Model B ☐ Model C ☐ Model D ☐ Model E

Asset Allocation Strategies	OPTION II: ASSET ALLOCATION STRATEGIES
100% allocation to one or a combination of these strategies is approved for selection of an optional rider in Section 11.
	Pacific Dynamix-Conservative Growth Portfolio		____%	Franklin Templeton VIP Founding Funds		____%
	Pacific Dynamix-Moderate Growth Portfolio		____%	GE Investments Total Return Fund		____%
	Pacific Dynamix-Growth Portfolio		____%	Invesco Van Kampen
	AllianceBernstein VPS Balanced Wealth Strategy		____%	V.I. Global Tactical Asset Allocation Fund Invesco V.I. Global Multi-Asset Fund		____% ____%
	BlackRock Global Allocation V.I. Fund		____%	PIMCO Global Multi-Asset Portfolio		____%
	American Funds® Asset Allocation		____%				____% Total

OPTION III Select one: ☐ CUSTOM MODEL ☐ INDIVIDUAL INVESTMENTS

Custom Models: For Categories A, B, and C indicate no more than 15% in any individual investment. In addition, you must allocate at least 25% into each of Categories A, B, and C. Categories A, B, C, and D must total 100%. Category D is optional provided the previous requirements are met. You may allocate up to 25% into an individual investment in Category D.

Individual Investments: If you want to select individual investments and are not choosing an optional rider in Section 11, you may indicate any combination of investments. Allocations must total 100%.

Category A Fixed-Income Portfolios	Eaton Vance	Floating Rate Loan	____%	PIMCO	Managed Bond	____%
	Goldman Sachs	Short Duration Bond	____%	PIMCO	Inflation Managed	____%
	PAM	Cash Management	____%	Western Asset
	PAM	High Yield Bond	____%	Management	Diversified Bond	____%	____% Total

Category B Domestic Equity Portfolios	Alger Analytic Investors/	Small-Cap Growth	____%	Franklin Templeton/ BlackRock	Small-Cap Equity	____%
	JPMorgan	Long/Short Large-Cap	____%	Invesco	Comstock	____%
	BlackRock	Equity Index	____%	Janus	Growth LT	____%
	BlackRock	Mid-Cap Value	____%	Janus	Focused 30	____%
	BlackRock	Small-Cap Index	____%	Lazard	Mid-Cap Equity	____%
	Capital Research	American Funds®		Morgan Stanley	Mid-Cap Growth	____%
		Growth-Income	____%	NFJ	Small-Cap Value	____%
	Capital Research	American Funds® Growth	____%	Oppenheimer	Main Street® Core	____%
	ClearBridge	Large Cap Value	____%	T. Rowe Price	Dividend Growth	____%
				UBS	Large-Cap Growth	____%	____% Total

Category C International Equity and Sector Portfolios	AllianceBernstein	International Value	____%	MFS	International Large-Cap	____%
	Batterymarch	International Small-Cap	____%	Morgan Stanley	Real Estate	____%
	Columbia	Technology	____%	Oppenheimer	Emerging Markets	____%
	Jennison	Health Sciences	____%
____% Total

Category D Asset Allocation Strategies	Pacific Dynamix-Conservative Growth Portfolio		____%	Franklin Templeton VIP Founding Funds		____%
	Pacific Dynamix-Moderate Growth Portfolio		____%	GE Investments Total Return Fund		____%
	Pacific Dynamix-Growth Portfolio		____%	Invesco Van Kampen
	AllianceBernstein VPS Balanced Wealth Strategy		____%	V.I. Global Tactical Asset Allocation Fund Invesco V.I. Global Multi-Asset Fund		____% ____%
	BlackRock Global Allocation V.I. Fund		____%	PIMCO Global Multi-Asset Portfolio		____%
	American Funds® Asset Allocation		____%				____% Total

			CATEGORIES A – D MUST TOTAL 100%				____% Total

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14. DOLLAR COST AVERAGING If elected, 100% of your initial investment will be allocated to the DCA Plus term unless you indicate a different percentage below. If you select a Custom Model in Section 13 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. If you select Portfolio Optimization, Asset Allocation Strategies, or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. To indicate a source account other than DCA Plus, use Section 16, Special Requests, or the Transfers and Allocations form. (Note: Only DCA Plus may be used with Custom Models.)
DCA Plus Term Select One.

☐ 6 months ☐ 12 months	________% of initial investment. Default will be 100% if not indicated or if a Custom Model is selected in Section 13.

15. REBALANCING Choose one rebalancing frequency. Rebalancing is optional unless you select a Custom Model in Section 13. If you select a Custom Model, rebalancing will be quarterly.
  ☐ Quarterly          ☐ Semiannually          ☐ Annually
16. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the owner(s).

17. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity Company. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, and tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, if applicable. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.
(Continued on next page)

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Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.
If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.
I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.
I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s Signature	Date (mo/day/yr)	Signed at: City	State	— —
Joint Owner’s Signature (if applicable)	Date (mo/day/yr)

18. REGISTERED REPRESENTATIVE’S STATEMENT

18A.	☐Yes ☐No
Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither box is checked.)
Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

18B.	☐Yes ☐No
If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 10B of this application. I hereby certify that I have used only Pacific Life & Annuity Company’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity Company’s written replacement guidelines.
I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.
I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and tax status, and any existing investments and insurance program.
I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.
I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant.
If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I further certify that, prior to soliciting the contract applied for, I have completed all state mandated annuity, insurance, and/or product training and agree to provide documentation of such completion upon request by Pacific Life & Annuity Company.

Soliciting Registered Representative’s Signature	Print Registered Representative’s Full Name	Insurance License Number
Registered Representative’s Telephone Number	Registered Representative’s E-Mail Address	Option ☐ A ☐ B ☐ C
Broker/Dealer’s Name	Brokerage Account Number (optional)

Send completed application as follows:
APPLICATION WITH PAYMENT:	APPLICATION WITHOUT PAYMENT:
Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736	Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829
Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102	Express Mail Delivery: 1299 Farnam Street, 6th Floor, RSD, Omaha, NE 68102

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Application Instructions Pacific Journey Select Variable Annuity Application
Use these instructions when completing the Pacific Journey Select application.
Pacific Life & Annuity Company has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Journey Select, consult the prospectus.
1.
Four Year Withdrawal Charge Option: Check the box if you would like the optional benefit. This option is only available only at contract issue and is not revocable. If elected, premium payments are limited to the first contract year only.

2. & 3.
Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations that may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/ or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing and 401(k) plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Consult a tax advisor to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.

4.
Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

5.
Electronic Information Consent (Optional): Complete this section to receive statements, prospectuses, and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

6.	Householding: Check the box if you do not want to participate in Pacific Life & Annuity Company’s householding service.

7.
Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is/are indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. If you would like to designate contingent beneficiaries or provide detailed beneficiary instructions, complete the Special Beneficiary Designation Request form.

8.	Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

9.
Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $10,000 for non-qualified and qualified contracts. Transfer indicates a trustee-to-trustee or custodian-to-custodian transfer only.

10.
Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

11.
Optional Riders: Riders are subject to state availability. You must invest in an allowable asset allocation option to add a rider to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider.

12.	Annuity Date: Please indicate an annuity date.

13.	Allocation Options: Use this section to allocate 100% of your investment unless using DCA. To be eligible for an optional rider in Section 11, you must select one of the allowable allocation options.

14.
Dollar Cost Averaging: If choosing the DCA Plus Fixed Option, indicate a 6- or 12-month guarantee term. 100% of your initial investment will be allocated to the DCA Plus term unless you elect a percentage. If you select a Custom Model in Section 13 and are using DCA Plus, you must allocate 100% of your investment to the DCA Plus term. You must use a DCA Plus Fixed Option if using DCA with Custom Models. If you select Portfolio Optimization, Asset Allocation Strategies or Individual Investments and a percentage less than 100% is indicated, the remainder of the purchase payment will be allocated pro rata to the allocations selected. If a percentage less than 100% is indicated, the remainder of the initial purchase payment will be allocated pro rata to the target allocations in Section 13. Only one guarantee term may be in effect at any given time.

15.	Rebalancing: Indicate your rebalancing preference. Custom Models will be rebalanced quarterly.

16.	Special Requests: This section also can be used for special registrations and additional beneficiary information.

17.
Statement of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

18.
Registered Representative’s Statement: Registered Representative must fully complete and sign this section. Registered Representative must select a commission option and assure that responses in Section 10 and 18 are consistent. Please use the Commission Option Election Form if more space is needed to add Representatives.

Important: Help avoid a returned application by confirming your application has the following minimum information:

• Annuitant and owner information – Sections 2 & 3	• Data application is signed – Section 17
• Contract type is correct – Section 8	• City and state where application is signed – Section 17
• Replacement question – Section 10	• Registered Representative’s signature – Section 18

Application Instructions Pacific Journey Select Variable Annuity Application
PORTFOLIO OPTIMIZATION
By signing the application, you certify that:
A.	You have discussed this product and/or service with your financial professional and/or tax advisor and believe the selections meet your insurable needs, financial objectives, and risk tolerance.

B.	You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including the benefits and risks.

C.
You are directing that your initial purchase payment be allocated based on the Portfolio Optimization model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to the model, as it may be modified from time to time, unless you instruct otherwise in writing in a form acceptable to Pacific Life & Annuity Company.

D.
You may utilize investment tools made available by Pacific Life Fund Advisors for selecting a Portfolio Optimization model, but you understand that it is your decision, in consultation with your financial professional, to select a model. Pacific Life Fund Advisors bears no responsibility for this decision.

E.	You understand that participation in Portfolio Optimization is no guarantee against market loss.

F.
You understand that Portfolio Optimization models will be analyzed from time to time and as a result, investment options may be added to or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life Fund Advisors limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization model you have selected, since the Portfolio Optimization model will be updated from time to time. Pacific Life Fund Advisors can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life Fund Advisors may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.)

G.	You will receive transaction confirmations of the annual automatic updates, if applicable.

H.
You will notify your financial professional if your financial situation or risk profile changes to determine if you need to change to a different Portfolio Optimization model. In addition, you should periodically review, in consultation with your financial professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization models.

I.	You understand that you may withdraw from Portfolio Optimization at any time and that if you have purchased a rider, the rider may terminate unless you invest in another allowable allocation option.

J.	You understand that Portfolio Optimization may be terminated at any time. Pacific Life & Annuity and Pacific Life Fund Advisors have no contractual obligation to continue the program.